As filed with the Securities and Exchange Commission on March 9, 2004

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PROXYMED, INC.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	65-0202059 (I.R.S. Employer Identification No.)

2555 Davie Road, Suite 110
Ft. Lauderdale, Florida 33317
(954) 473-1001
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PROXYMED, INC. 2002 STOCK OPTION PLAN, AS AMENDED
(Full title of the plan)

Michael K. Hoover
Chief Executive Officer
ProxyMed, Inc.
2555 Davie Road, Suite 110
Fort Lauderdale, Florida 33317
(954) 473-1001
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of communications to:

Rafael G. Rodriguez	Rodney H. Bell, Esq.
In-House Counsel	Holland & Knight LLP
ProxyMed, Inc.	701 Brickell Avenue
2555 Davie Road, Suite 110	Suite 3000
Fort Lauderdale, Florida 33317	Miami, Florida 33131
(954) 473-1001	(305) 374-8500

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to	Offering Price	Aggregate Offering	Registration
Securities to be Registered	be Registered (1)	Per Share (2) (3)	Price (2)	Fee
Common Stock ($.001 par value)	750,000 shares	$19.105	$14,328,750	$1,815.45

Total	750,000 shares	$19.105	$14,328,750	$1,815.45

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock, par value $.001 per share (the “Common Stock”), of ProxyMed, Inc. (the “Company”) being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)	Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) and Rule 457(c) under the Securities Act.

(3)	Computed on the basis of the average of the high and low prices of the Common Stock reported on the Nasdaq National Market on March 5, 2004.

REGISTRATION OF ADDITIONAL SHARES

     This Registration Statement on Form S-8 is filed to register an additional 750,000 shares of ProxyMed, Inc. (the “Company”) common stock issuable upon the conversion of stock options issuable pursuant to the ProxyMed, Inc. 2002 Stock Option Plan. In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by the Company with the Securities and Exchange Commission (the “Commission”) (File Number 333-89764), with respect to securities offered pursuant to the Company’s 2002 Stock Option Plan, are hereby incorporated by reference. In addition, the following documents filed by the Company with the Commission are incorporated herein by reference: (i) Annual Report on Form 10-K for the year ended December 31, 2002; (ii) all reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph (i); and (iii) the description of the Company’s Common Stock contained in its Registration Statement on Form 8-A declared effective on August 5, 1993, including any other amendment or report filed for the purpose of updating such information.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all shares of Common Stock being offered hereby have been sold or which de-registers all shares of Common Stock then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description of Documents
5	Opinion of Holland & Knight LLP

23.1	Consent of Holland & Knight LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included in the signature page hereto)

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on March 9, 2004.

PROXYMED, INC.
By:	/s/ Gregory J. Eisenhauer
Gregory J. Eisenhauer
Executive Vice President and Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael K. Hoover and Gregory J. Eisenhauer, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, in any and all capacities, to sign all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all those amendments and all exhibits to them and other documents to be filed in connection with them, including any registration statement pursuant to Rule 462 under Securities Act of 1933, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Michael K. Hoover Michael K. Hoover	Chairman of the Board, Chief Executive Officer and Director	March 9, 2004
/s/ Edwin M. Cooperman Edwin M. Cooperman	Director	March 9, 2004
/s/ Michael S. Falk Michael S. Falk	Director	March 9, 2004
/s/ Thomas E. Hodapp Thomas E. Hodapp	Director	March 9, 2004
/s/ Braden R. Kelly Braden R. Kelly	Director	March 9, 2004
/s/ Kevin M. McNamara Kevin M. McNamara	Director	March 9, 2004
/s/ Eugene R. Terry Eugene R. Terry	Director	March 9, 2004

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INDEX TO EXHIBITS

Number	Description of Documents
5	Opinion of Holland & Knight LLP

23.1	Consent of Holland & Knight LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included in the signature page hereto)

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